Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144383, 333-127519, 333-116971, 333-67444, 333-67448, 333-72603, 333-35355, 333-10505, 333-10507) and Form S-3 (Nos. 333-59390, 333-00667, 33-89226 and 33-69080) of Quidel Corporation of our report dated March 22, 2010, relating to the financial statements of Diagnostic Hybrids, Inc., which appears in the Current Report on Form 8-K/A of Quidel Corporation dated March 22, 2010.
/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 22, 2010